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                                   SCHEDULE A

                          BIOSHIELD TECHNOLOGIES, INC.

                              UNIT PURCHASE WARRANT
                    CERTIFICATE EVIDENCING RIGHT TO PURCHASE

                                   3,095 UNITS

         This Warrant (the "Warrant") is to certify that Herman Blank, CPA Profit Sharing Plan or assigns, is entitled to purchase at any time or from time to time after 9 A.M., Central Standard time, on September 29, 1999 and until 9 A.M., Central Standard time, on September 29, 2003, two shares of the Company's Common Stock (the "Shares") and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrants"), of BioShield Technologies, Inc., a Georgia corporation (the "Company"), with respect to each of the 3,095 Units for consideration of $15.00 per Unit as specified in Section 1 of the Warrant Agreement (the "Warrant Agreement") dated October 2, 1998 between the Company and Tejas Securities Group, Inc., Redstone Securities, Inc. and Seaboard Securities, Inc. (collectively, the "Representatives"), as representatives of the several underwriters listed in Schedule A to that certain Underwriting Agreement dated September 29, 1998 by and among the Company, the Representatives and certain Selling Shareholders of the Company (the "Warrant Agreement"), pursuant to which this Warrant is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company. However, this Warrant may only be exercised to purchase Shares and Redeemable Warrants in a ratio of two to one, respectively, and no separate Units will be issued upon exercise of this Warrant.

         The securities issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and no distribution of the Shares or Redeemable Warrants issuable upon exercise of this Warrant may be made until the effectiveness of a registration statement under the Act covering such Units. Transfer of this Warrant Certificate is restricted as provided in Subsection 3(a) of the Warrant Agreement.

         This Warrant has been issued to the registered owner in reliance upon written representations necessary to ensure that this Warrant was issued in accordance with an appropriate exemption from registration under any applicable state and federal securities laws, rules and regulations. This Warrant may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer or assignment will not be in violation of the Act, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         Subject to the provisions of the Act and of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate, together with the Assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.



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         Any Redeemable Warrants or Shares which are acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement and certificates representing all securities so acquired shall bear a restrictive legend substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this 9th day of September, 1999, by its proper corporate officer's thereunto duly authorized.

                                     BIOSHIELD TECHNOLOGIES, INC.

                                     By: /s/ Timothy C. Moses
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                                         Timothy C. Moses
                                         Co-Chairman of the Board, President and
                                         Chief Executive Officer


                                     Attest: /s/
                                            ------------------------------------
                                            Name:
                                                 -------------------------------